RiverNorth Opportunities Fund, Inc. POS EX

Exhibit 99.n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 24, 2020, relating to the financial statements and financial highlights of RiverNorth Opportunities Fund, Inc., for the year ended July 31, 2020.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

September 17, 2021